Exhibit 99.1

Contact:

Charles & Colvard Ltd.

Jim Braun, Chief Financial Officer

(919) 468-0399 Ext. 224

jbraun@moissanite.com

Investor Relations

Jean Fontana

ICR, Inc.

(203) 682-8200

jean.fontana@icrinc.com

Charles & Colvard Announces the Resignation of Robert S. Thomas

MORRISVILLE, N.C., July 21, 2008— Charles & Colvard, Ltd. (NASDAQ: CTHR), the global source of moissanite, a created jewel available for use in fine jewelry, announced the resignation of Robert S. Thomas as Chief Executive Officer of the Company, Chairman of the Board of Directors and as a Director effective immediately. Following his resignation, Mr. Thomas has agreed in principal to serve as a consultant to the Company. Dr. Frederick A. Russ, the lead independent Director will serve as the interim Chairman of the Board of Directors. Dennis M. Reed, the Company's President and Chief Marketing Officer will be responsible for managing the Company's operations.

Dr. Russ stated, "Bob Thomas has earned respect from the jewelry industry in establishing moissanite as a viable, independent category of fine jewelry. We thank him for his contributions to the Company."

"I am honored to have had the opportunity to lead this Company and to work with our fine employees," added Mr. Thomas.

Mr. Reed stated, "We thank Mr. Thomas for his past service to the Company. While the outlook for the jewelry industry continues to be challenging, we will work diligently to grow the Company. In this economic environment, we believe moissanite offers consumers a beautiful, unique, affordable jewel with more fire and brilliance than any other."

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd. (NASDAQ: CTHR), based in the Research Triangle Park area of North Carolina, is the global sole source of lab-created moissanite, a unique, near-colorless jewel that is distinct from other gemstones and jewels based on its exceptional fire, brilliance, luster, durability and rarity. Currently used in fine jewelry, Charles & Colvard created Moissanite ™ is primarily marketed to the self-purchasing woman as the perfect reward or indulgence for a woman celebrating her achievements, whether personal or professional, big or small. For more information, please access www.moissanite.com or www.charlesandcolvard.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future and projections relating to products, sales, revenues and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management' s current judgment and expectations, our actual results may differ materially from those projected, stated or implied in these forward-looking statements as a result of many factors, including, but not limited to the Company' s ability to manage growth effectively, dependence on Cree, Inc. as the current supplier of the substantial majority of the raw material, ability to develop a material second source of supply, dependence on a limited number of jewelry manufacturing customers, dependence on continued growth and consumer acceptance of the Company' s products, in addition to the other risks and uncertainties described in more detail in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the Securities and Exchange Commission that discuss other factors relevant to our business.